ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR EMPLOYEES
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) made as of this _____ day of _______________, 20___ , between Illumina, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Participant”), is made pursuant to the terms of the Company’s 2005 Stock and Incentive Plan (the “Plan).
Section 1.    Definitions. Capitalized terms used in this Agreement, including Appendices A and B, but not defined shall have the meanings set forth in the Plan.
Section 2.    Restricted Stock Unit Award. The Company hereby confirms the grant to the Participant of an award (the “Award”) of restricted Stock Units (the “RSUs”). The RSUs are notional, non-voting units of measurement based on the Fair Market Value of the Common Stock, which will entitle the Participant to receive a payment, subject to the terms of the Plan and this Agreement (including, if applicable, Appendices A and B) in Common Stock on or as soon as practicable after the applicable Vesting Date (as defined below) but in no event later than thirty (30) days after the applicable Vesting Date.
The number of RSUs subject to this Award and the effective date of such grant are as follows:

Number of RSUs Granted: ____________________________ Date of Grant: ____________________________
Section 3.    Vesting Requirements. A percentage of the Award will vest, if not previously forfeited, in the amounts and on the respective anniversaries of the effective date of the grant as set forth below, subject to the Participant's continued employment with the Company or any of its Subsidiaries through such respective anniversary dates (the “Vesting Dates”).
[INSERT VESTING SCHEDULE, WHICH MAY BE TIME BASED, PERFORMANCE BASED, OR A COMBINATION THEREOF.]
Section 4.    Termination of Employment. In the event of the termination of the Participant’s employment with the Company or any of its Subsidiaries for any reason, any unvested portion of any Award shall be immediately forfeited and automatically cancelled without further action of the Company. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.
Section 5.    Payment of RSUs.
(a)    General. Payment in respect of the RSUs hereunder shall be made in Common Stock, on or as soon as practicable after the respective Vesting Date, but in no event later than thirty (30) days after the applicable Vesting Date. The number of Shares to be distributed in respect of the RSUs will be determined in accordance with the terms of this Agreement, including, if applicable, Appendices A and B, and the Plan.
(b)    Withholding. The Participant hereby authorizes the Company to satisfy the obligations with regard to all income or withholding taxes (including federal, state and local tax) (the “Tax-Related Items”) by withholding otherwise deliverable Shares with respect to RSUs, provided, however, that (i) the Company shall only withhold the amount of Shares necessary to satisfy the minimum withholding amount or such other amount determined by the Company as not resulting in negative accounting consequences for the Company, and (ii) no fraction of a Share shall be withheld to satisfy such Tax-Related Items. Subject to the provisions of this Section 5(b), the Participant will be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. If Shares are withheld pursuant to the foregoing provisions of this Section 5(b), then the amount of the Tax-Related Items equal to the value of a fraction of a Share shall be satisfied either by (i) the Participant through a payment to the Company by way of cash, check or other cash equivalent acceptable to the Company equal in value to such fraction of a Share, or (ii) express authorization from the Participant to the Company to deduct such amount equal to such value from any amount then or thereafter payable by the Company to the Participant. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors that administers the Plan and the RSUs may, in its sole discretion and without any further authorization by the Participant, elect to satisfy the obligations with regard to the Tax Related Items by requiring that the Participant pay in whole or in part, by way of cash, check or other cash equivalent acceptable to the Company any amount of the Tax Related Items. If the Participant shall fail to advance any payment under this Section 5 after a request by the Company, the Company is hereby expressly authorized by the Participant to deduct, in the Company’s discretion, any required payment for the Tax Related Items from any amount then or thereafter payable by the Company to the Participant.
Section 6.    Restrictions on Transfer. No portion of the Award may be sold, assigned, transferred, encumbered, hypothecated or pledged in any way by the Participant, other than to the Company as a result of forfeiture of the Award as provided herein, unless and until the payment of the RSUs in accordance with Section 5(a) hereof.
Section 7.    Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Common Stock payable hereunder, including without limitation any right to vote such Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Participant of a share certificate evidencing such Common Stock.
Section 8.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
Section 10.    Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
Section 11.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Section 12.    Electronic Delivery. The Company has complete discretion to deliver by electronic means any documents related to current or future RSUs that may be granted under the Plan and to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 13.    Non-U.S. Employees. Notwithstanding any provisions in this Agreement or the Plan, if the Participant resides in country outside the United States or is otherwise subject to the law of country other than the United States, the RSU grant shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and to any special terms and conditions set forth in Appendix B to this Agreement for the Participant's country of residence, if any. Moreover, if the Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendices A and B constitute part of this Agreement.

In addition, the Company reserves the right to impose other requirements on the RSUs and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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By the Participant's signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement, including, if applicable, Appendices A and B. The Participant has reviewed the Plan and this Agreement, including, if applicable, Appendices A and B, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors of the Company upon any questions relating to the Plan and this Agreement, including, if applicable, Appendices A and B. The Participant further agrees to notify the head of the Company’s Human Resources Department at [______________] in writing upon any change in the residence address indicated below.

PARTICIPANT: Signature Print Name Residence Address	ILLUMINA, INC. By Title